Exhibit 5.2

Stikeman Elliott LLP Barristers & Solicitors 199 Bay Street Suite 5300, Commerce Court West Toronto, ON M5L 1B9 Canada Main: 416 869 5500 Fax: 416 947 0866 www.stikeman.com

August 22, 2025
File No.: 159434.1001

Oncolytics Biotech Inc.
322 11th Avenue SW, Suite 804
Calgary, Alberta, Canada, T2R 0C5

Re:	Oncolytics Biotech Inc. Registration Statement on Form F-3 (the “Registration Statement”)

We have acted as Canadian counsel to Oncolytics Biotech Inc. (the “Corporation”), a corporation existing under the Business Corporations Act (Alberta), with respect to certain legal matters in connection with the registration by the Corporation, under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of: (i) common shares of the Corporation (“Common Shares”); (ii) subscription receipts of the Corporation (the “Subscription Receipts”); (iii) warrants to purchase Common Shares (the “Warrants”); and (iv) units comprised of one or more of the other securities described in this prospectus (the “Units”, and collectively with the Common Shares, Subscription Receipts, and Warrants, the “Securities”), which Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Base Prospectus”).

We have examined the Registration Statement and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, and the conformity to authentic originals of all documents submitted to us as copies or electronic transmissions. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Corporation, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, and that such agreements or instruments are the legal, valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Corporation and of public officials. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

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For purposes of this opinion letter, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) a Prospectus Supplement will have been prepared and filed with the U.S. Securities and Exchange Commission describing the Securities offered thereby, (c) all Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (d) any definitive purchase, underwriting or similar agreement with respect to any Securities offered, will have been duly authorized and validly executed and delivered by the Corporation and the other parties thereto, (e) any securities issuable upon exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise, (f) at the time of any offering or sale of any Common Shares, Subscription Receipts, Warrants, or Units comprised of, in whole or in part, Common Shares, Subscription Receipts or Warrants for, in whole or in part, Common Shares, and as of the date of the issuance of any Common Shares issuable upon exercise of Subscription Receipts or Warrants, there will be sufficient Common Shares authorized and unissued under the Corporation’s then operative articles (the “Articles”) and by-laws (together with the Articles, the “Charter Documents”) and not otherwise reserved for issuance, (g) at the time of issuance of the Securities, the Corporation validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance, (h) at the time of issuance of the Securities, the Charter Documents are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (i) any Warrant Indenture (defined below), Subscription Receipt Agreement (defined below), or Unit Agreement (defined below) has been duly authorized, executed and delivered by the parties thereto (other than the Corporation) and constitute legally valid and binding obligations of the parties thereto (other than the Corporation), enforceable against each of them in accordance with their respective terms, (j) the Warrant Indenture, Subscription Receipt Agreement, and Unit Agreement will be governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein, and (k) that the terms, execution and delivery of the Securities (i) do not result in breaches of, or defaults under, agreements or instruments to which the Corporation is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

1.	With respect to Common Shares offered under the Registration Statement when (a) the Corporation has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered, or, if uncertificated, valid book-entry notations have been made in the share register of the Corporation, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than such consideration determined by the Corporation’s Board of Directors and permitted under the laws of the Province of Alberta then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Corporation or (ii) upon exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Corporation, for the consideration approved by the Corporation (in an amount not less than such consideration determined by the Corporation’s Board of Directors and permitted under the laws of the Province of Alberta then in effect), the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.	With respect to Subscription Receipts offered under the Registration Statement, when (a) the Corporation has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Subscription Receipts, the terms of the offering thereof and related matters, (b) a subscription receipt agreement in respect thereof (a “Subscription Receipt Agreement”) has been duly authorized, executed and delivered by the Corporation in accordance with applicable law and (c) the Subscription Receipts have been duly executed and delivered against payment therefor in accordance with the provisions of the Subscription Receipt Agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Subscription Receipts have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Subscription Receipts will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

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3.	With respect to Warrants offered under the Registration Statement, when (a) the Corporation has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant indenture in respect thereof (a “Warrant Indenture”) has been duly authorized, executed and delivered by the Corporation in accordance with applicable law and (c) the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of the Warrant Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

4.	With respect to Units, assuming that (a) any Subscription Receipts that form a part of such Units constitute valid and binding obligations of the Corporation in accordance with their terms, as contemplated in numbered paragraph 2 above, (b) any Warrants that form a part of such Units constitute valid and binding obligations of the Corporation in accordance with their terms, as contemplated in numbered paragraph 3 above, and (c) any Common Shares that form a part of such Units are validly issued, fully paid and non-assessable, when (i) the Corporation has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof, and related matters, (ii) any applicable unit agreement has been duly authorized, executed and delivered by the Corporation in accordance with applicable law (a “Unit Agreement”), and (iii) the Units or certificates representing the Units, or the Securities comprising the Units, as the case may be, have been delivered, or, if uncertificated, valid book-entry notations in respect of the Units, or the Securities comprising the Units, as the case may be, have been made in the applicable register of the Corporation, against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Corporation and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Units will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

The foregoing opinion is limited to the laws of the Province of Alberta and the federal laws of Canada applicable therein on the date of this opinion, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We have no responsibility or obligation to: (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to the date hereof that do or may affect the opinion we express, or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

This opinion is addressed to the Corporation in connection with the filing of the Registration Statement and may not be relied upon by any other person without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Base Prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Yours very truly,

Stikeman Elliott LLP